EXHIBIT 23.1
                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report (Form 10-K) of MedCath Incorporated of our report dated November 8, 1996, included in the 1996 Annual Report to Shareholders of MedCath Incorporated.

Our audits also included the financial statement schedule of MedCath Incorporated listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-92664) pertaining to the MedCath Incorporated 1992 Incentive Stock Option Plan, the MedCath Incorporated Omnibus Stock Plan and the MedCath Incorporated Outside Directors' Stock Option Plan and in the Registration Statement (Form S-3 No. 333-1216) of our report dated November 8, 1996, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in the Annual Report (Form 10-K) of MedCath Incorporated.

                                                           /s/ Ernst & Young LLP

Charlotte, North Carolina
December 18, 1996